UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2016

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

10 Water Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 272-4235

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2016, Dr. Gokalp Bayramoglu was appointed to the Board of Directors (the “Board”) of STR Holdings, Inc. (the “Company”).  Dr. Bayramoglu was selected as a member of the Board pursuant to the terms of the Stock Purchase Agreement, dated as of August 11, 2014 (the “Purchase Agreement”), by and between the Company and Zhen Fa New Energy (U.S.) Co., Ltd. (the “Purchaser”), a Nevada corporation and an affiliate of Zhenfa Energy Group Co., Ltd., a Chinese limited liability company.  Pursuant to the Purchase Agreement, Dr. Bayramoglu was nominated by the Purchaser to fill a vacancy on the Board.

Dr. Bayramoglu, 58, has served as the Managing Member of AWQ Consulting Inc., and Bayramoglu Law Offices, LLC since September 2013, providing clients with consulting and legal services with respect to engineering and intellectual property matters. From November 2008 to September 2013, Dr. Bayramoglu served as the Group Chief Technology Officer for TPK Holding Co., Ltd. (TPE: 3673), a touch panel manufacturing company. Previously, Dr. Bayramoglu served as the Director of Engineering for Apple, Inc. (NASDAQ: AAPL), a consumer electronics, computer software and online services company, from November 2006 to November 2008, Chief Technology Officer of Elo Touch Solutions, Inc., a touchscreen manufacturing and design company, from February 2003 to May 2005, and Director of Engineering at Hewlett-Packard Company (NYSE:HPQ), an information technology company, from 1989 to 2003. Dr. Bayramoglu received his Bachelor of Science degree in engineering from the Turkish Naval Academy in 1978, his Masters of Science in electrical and computer engineering from the Naval Postgraduate School in 1984, his Ph.D. in electrical and computer engineering from the University of Houston in 1999 and his Juris Doctor from Concord Law School of Kaplan University in 2009.

It is anticipated that Dr. Bayramoglu’s extensive engineering and technology experience, as well as his prior services with technology companies, will bring valuable perspectives to the Board.

Dr. Bayramoglu is an independent director (in accordance with the rules of the New York Stock Exchange). Dr. Bayramoglu does not have a family relationship with any other director or executive officer. There are no arrangements or understandings, other than the Purchase Agreement, pursuant to which Dr. Bayramoglu was selected as a director. There have been no transactions nor are there any proposed transactions between the Company and Dr. Bayramoglu, including transactions in which Dr. Bayramoglu has or would have a direct or indirect material interest, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: August 25, 2016	By:	/s/ ROBERT S. YORGENSEN
Robert S. Yorgensen
President and Chief Executive Officer